EXHIBIT 5.1

                 [CHAPMAN & FLANAGAN, LTD. LETTERHEAD]

                            March 24, 2003

Board of Directors
Fenton Graham Marketing, Inc.
13215 Verde River Drive, Unit 1
Fountain Hills, Arizona  85268

     Re:  Fenton Graham Marketing, Inc., Registration Statement on Form
SB-2
          Opinion regarding legality of shares

Gentlemen:

     We have acted as counsel to Fenton Graham Marketing, Inc., a Nevada corporation (the "Company"), in connection with its registration statement on Form SB-2 under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission relating to the registration of 5,000,000 shares of its common stock, $0.001 par value per share, offered by the Company and 1,000,000 shares of the Company's common stock being offered concurrently by the selling security holders named in the Prospectus (collectively, the "Shares"). For the purposes of this opinion, the registration statement and all amendments to the registration statement are collectively referred to as the "Registration Statement."

     In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

     Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that, pursuant to the laws of the State of Nevada, the Shares, when issued and sold, will be duly authorized, validly issued, fully paid, and non-assessable.

     We are not opining as to any other statements made in the Registration Statement or any other matters. Furthermore, this opinion is limited solely to facts and all applicable statutory provisions of Nevada law and the applicable judicial and regulatory determinations in existence as of the date hereof, and we provide no opinion as to the effect which any changes in the laws or facts may have upon the matters concerning which we are opining.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

                                   Sincerely,

                                   /s/ Chapman & Flanagan, Ltd.


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